Exhibit 99.2

Q2 2010 Earnings Presentation July 27, 2010 Scott W. Klein, CEO Dee Jones, CFO

Safe Harbor Statement Certain statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our post-restructuring financial condition, financing requirements and cash flow; the inability to provide assurance for the long-term continued viability of our business; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our debt agreements; results from any failure to comply with the financial covenants and other restrictive covenants in our debt agreements; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and recent debt ratings; reduced advertising spending by our clients and contract cancellations resulting from the current economic environment, which drives reduced revenues; competition from other yellow pages directory publishers and other traditional and new media and our ability to anticipate or respond to changes in technology and user preferences; declining use of print yellow pages directories by consumers; our ability to complete the implementation of our plan of reorganization and the discharge of our Chapter 11 bankruptcy cases, including successfully resolving any remaining claims; any negative client, vendor, carrier and third-party responses resulting from the implementation of our confirmed plan of reorganization; the impact that the filing for and emerging from Chapter 11 bankruptcy has had and could continue to have on our business operations, financial condition, liquidity or cash flow; changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing and distribution services; increased credit risk associated with our reliance on small- and medium-sized businesses as clients, in the current economic environment; changes in our operating performance; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of regulatory bodies; and the outcome of pending or future litigation and other claims. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2009. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Scott W. Klein, CEO

Financial Overview 1 Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. 2010 Net Advertising Sales1 - Leading Indicator of Amortized Revenue Net Ad Sales represents sales primarily consummated in prior quarters 370 bps improvement -15.8% -17.5% -20.8% -20.9% -20.6% -16.9% 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10

Financial Highlights – Cash Flow Mandatory Cash Sweep Payments $55M Q1 and Q2 Debt repayments made in Q2 $122M $177M Jan 2010 Term loan balance $2,750M June 2010 Term loan balance $2,573M Q1 Q2 YTD

Financial Highlights – Expense Improvements YOY Expense Improvement1 $156M Aggressive cost management continues in 2Q 1 G&A expense includes a $16M favorable non-recurring, non-cash resolution of state tax claims in 2Q results. $ Millions Adjusted Pro-Forma Results Sales, -$63 COS, -$25 G & A, -$68

Financial Highlights – Bad Debt Expense Bad Debt Improvement 160bps Bad debt provision continues to improve by 160bps compared to FY 2009 9.1% 7.5% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% YTD '09 YTD '10

SuperYellowPages Possession and Usage Share Trends SuperGuarantee and national ad campaign resulted in significant increases 2009 Gallup Possession and Usage Studies 2010 Burke Possession and Usage Studies Change in Possession, User Possession and Usage Share By Distribution Month Primary Month of Delivery Possession Change Usage Share Change Jan and Feb 2009 -9.2% -3.9% March 2009* -2.2% 2.1% April 2009 3.0% 3.7% May 2009 4.3% 4.7% June 2009 6.4% 4.0% July 2009 6.5% 2.9% August 2009 6.6% 1.1% September 2009* -1.7% -3.4% October 2009 -0.6% 2.4% November 2009 1.0% -2.5% December 2009 -1.2% -1.6% Total Year 1.0% 0.8% January 2010 -0.5% -1.5% February 2010 0.1% 1.8% March 2010 0.8% 4.7% Year to Date 0.2% 1.8% * Partial month national media coverage Full month national media coverage Markets with both previous and present year studies 95% significance + or - 2.5% Usage Possession Share Change Change Media Months 4.4% 3.5% Non Media Months -2.0% -1.3% Difference 6.4% 4.8%

Distribution adjusted Call Count Trends Calls per quarter column equivalent Calls per metered lines Calls from SuperYellowPages trending upward Call/Line Call/QCE* Q2 ‘10 Q1 ‘10 Q4 ‘09 Q4 ‘09 Q1 ‘10 Q2 ‘10 -9.9% 7.6% 14.9% -2.9% 8.6% 11.6% Call Counts Print Yellow Pages YOY % YOY % Q2 2010 11.6% 14.9% Q1 2010 8.6% 7.6% Q4 2009 -2.9% -9.9%

Superpages Network Traffic Q2 Q1 34 Million 27 Million Unique Visitors 26% Improvement in Q2 over Q1

Superpages Mobile Visitors



TOTAL UNIQUE VISITORS (000)
comScore.
600
400
200
0
F
2010
M
Superpages.com
YP.com
Yellowbook
Dexknows.com
[P] Superpages.com Network
[C] YP.COM (w/ history)
[P] YellowBook Network
[M] DEXKNOWS.COM
Created: 7/21/2010 © comScore Inc.



superpages.com
superguarantee

- Superpages Mobile features SuperGuarantee

supermedia

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SuperGuarantee SuperAccolades

Ad Enhancements Increase Revenue Potential

Ad Enhancements Increase Revenue Potential

Ad Enhancements Increase Revenue Potential

Ad Enhancements Increase Revenue Potential Eye-catching Extra-tall design

New Standard in Text Size Easier to read and use

SuperNova Identifies New Efficiencies Improving process efficiencies creates more selling time Success in two pilot markets National implementation by October

SuperPromise 365 Delivering White glove treatment Measured improvements Client advisory meetings

New Chairman of the Board – Doug Wheat Skilled leader Tremendous perspective; diverse background Interim Chairman, Tom Rogers, remains on board Doug Wheat Tom Rogers

Financials – Dee Jones, EVP and CFO

Financial 2010 YTD Results CONTINUE PROCESS IMPROVEMENTS AND CREATING SYNERGIES TO MITIGATE REVENUE DECLINES Adjusted Pro-Forma $ in Millions 2010 YTD 2009 YTD % Change Operating Revenue $1,045 $1,325 -21.1% EBITDA Margin 31.4% 34.1% -270 bps

Financial Overview – 2Q 2010 Results Ad Sales decline 16.9% vs. 1Q 20.6% Client loss experience Business Drivers – 2Q Improvements Ad Sales trend improvement as SMB’s use advertising spend with SuperMedia New sales programs and initiatives are beginning to show in 2Q results 1Q & 2Q 2010 3Q & 4Q 2009 Over 50% improvement -15.8% -17.5% -20.8% -20.9% -20.6% -16.9% 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10

Financial Overview – YTD 2010 vs. 2009
Adjusted Pro-Forma EBITDA[1]

EBITDA Margin 31.4% vs. 34.1% last year


$328M
$452M
Q2
$165
QI
$163
Q2
$236
QI
$216
EBITDA
2010
2009

Total Operating Expense (excl. D&A) 17.9% decline vs. last year


-17.5%
-8.4%
-31.9%[2]
Selling
Cost of sales
General and administrative

- **Selling – improved sales force efficiencies and related costs as well as timing of advertising expense**
- **Cost of Sales – lower volumes and benefit from improved traffic costs**
- **G&A – lower bad debt expense, reduced headcount, favorable non-recurring, non-cash state tax resolution of $16M[2] (excluding this item, G&A decline would be 24.4%)**

[1] Reconciliation of GAAP to non-GAAP included in appendix

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Financial Overview – Bad Debt 2009 2010 Bad Debt Improvement 9.2% 7.3% Decrease in credit cancels Initiatives improving quality of clients SuperPromise 365 – making it right on first call YTD 2009 9.1% 180 bps 7.8% 4.0% 6.0% 8.0% 10.0% 3Q 4Q 1Q 2Q

Q1 Cash Sweep Financial Overview – Cash Flow YTD Free Cash Flow¹ $265M $122M $55M Q2 Cash Sweep Cash increase $88M Q2 2010 FCF $184M Q1 2010 FCF $81M Drives Drives ¹Free cash flow is defined as cash from operations minus capex $286M less $21M = $265M FCF YTD Beg. Cash $212M YTD Cash Increase $ 88M End Cash $300M

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Appendix

SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) [6]
Three Months Ended June 30, 2010

(dollars in millions, except per share amounts)

	Successor Company				Pro Forma Items	
	3 Mos. Ended 6/30/10	Adjustments		3 Mos. Ended 6/30/10		3 Mos. Ended 6/30/10
Unaudited	Reported (GAAP)	Restructuring Costs [3]	Reorganization Items [4]	Adjusted (Non-GAAP)	Fresh Start Accounting Items [5]	Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$ 247	$ -	$ -	$ 247	$ 265	$ 512
Operating Expense						
Selling	113	-	-	113	33	146
Cost of sales (exclusive of depreciation and amortization)	103	-	-	103	33	136
General and administrative	45	(2)	-	43	22	65
Depreciation and amortization	47	-	-	47	-	47
Total Operating Expense	308	(2)	-	306	88	394
Operating Income (Loss)	(61)	2	-	(59)	177	118
Interest expense, net	71	-	-	71	-	71
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(132)	2	-	(130)	177	47
Reorganization items	1	-	(1)	-	-	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(133)	2	1	(130)	177	47
Provision (benefit) for income taxes	(50)	-	-	(50)	64	14
Net Income (Loss)	$ (83)	$ 2	$ 1	$ (80)	$ 113	$ 33
Basic and Diluted Earnings (Loss) per Common Share	$ (5.55)	$ 0.09	$ 0.04	$ (5.42)	$ 7.57	$ 2.15
Operating Income (Loss)	$ (61)	$ 2	$ -	$ (59)	$ 177	$ 118
Depreciation and Amortization	47	-	-	47	-	47
EBITDA (non-GAAP) [1]	$ (14)	$ 2	$ -	$ (12)	$ 177	$ 165
Operating income (loss) margin [2]	-24.7%			-23.9%		23.0%
Impact of depreciation and amortization	19.0%			19.0%		9.2%
EBITDA margin (non-GAAP) [1]	-5.7%			-4.9%		32.2%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

[3] Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

[4] Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[5] Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company's statement of operations but were written off at December 31, 2009 according to the rules of fresh start accounting.

[6] Results include a $16 million general and administrative expense reduction related to the favorable non-recurring non-cash resolution of state tax claims.

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supermedia

SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) (7)
Six Months Ended June 30, 2010

(dollars in millions, except per share amounts)

	Successor Company						
	6 Mos. Ended 6/30/10	Adjustments			6 Mos. Ended 6/30/10	Pro Forma Items	6 Mos. Ended 6/30/10
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Reorganization Items (4)	Health Care Reform Act (5)	Adjusted (Non-GAAP)	Fresh Start Accounting Items (6)	Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$ 401	$ -	$ -	$ -	$ 401	$ 644	$ 1,045
Operating Expense							
Selling	222	-	-	-	222	76	298
Cost of sales (exclusive of depreciation and amortization)	192	-	-	-	192	82	274
General and administrative	97	(4)	-	-	93	52	145
Depreciation and amortization	95	-	-	-	95	-	95
Total Operating Expense	606	(4)	-	-	602	210	812
Operating Income (Loss)	(205)	4	-	-	(201)	434	233
Interest expense, net	143	-	-	-	143	-	143
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(348)	4	-	-	(344)	434	90
Reorganization items	3	-	(3)	-	-	-	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(351)	4	3	-	(344)	434	90
Provision (benefit) for income taxes	(125)	1	1	(7)	(130)	162	32
Net Income (Loss)	$ (226)	$ 3	$ 2	$ 7	$ (214)	$ 272	$ 58
Basic and Diluted Earnings (Loss) per Common Share	$ (15.10)	$ 0.18	$ 0.12	$ 0.48	$ (14.32)	$ 18.16	$ 3.84
Operating Income (Loss)	$ (205)	$ 4	$ -	$ -	$ (201)	$ 434	$ 233
Depreciation and Amortization	95	-	-	-	95	-	95
EBITDA (non-GAAP) (1)	$ (110)	$ 4	$ -	$ -	$ (106)	$ 434	$ 328
Operating income (loss) margin (2)	-51.1%				-50.1%		22.3%
Impact of depreciation and amortization	23.7%				23.7%		9.1%
EBITDA margin (non-GAAP) (1)	-27.4%				-26.4%		31.4%

Notes:

(1) EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2) Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3) Restructuring costs are associated with strategic organizational cost savings initiatives.

(4) Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(5) As a result of the passage of the Health Care Reform Act in March of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the current period.

(6) Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company's statement of operations but were written off at December 31, 2009 as prescribed by United States Generally Accepted Accounting Principles.

(7) Results include a $16 million general and administrative expense reduction related to the favorable non-recurring non-cash resolution of state tax claims.

supermedia
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